United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2026

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On June 15, 2026, Windfall Investors, LLC, a California limited liability company and subsidiary of Limoneira Company (the “Company”) received written notice of termination from Peak Holdings, LLC (“Peak Holdings”) of the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of April 14, 2026, between the Company and Peak Holdings. Pursuant to the Purchase Agreement, the Company agreed to sell to Peak Holdings an eighty-percent (80%) undivided tenant-in-common interest in the Company’s real estate parcels located in Paso Robles, California. An amount equal to $500,000 in cash was deposited by Peak Holdings in an escrow account and will be returned to Peak Holdings pursuant to its right to terminate the Purchase Agreement during the due diligence review period, as set forth in Section 5.5 of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2026	LIMONEIRA COMPANY

	By:	/s/ Greg Hamm
Greg Hamm
Vice President, Chief Financial Officer and Treasurer